                                                                      EXHIBIT 21



                                ENERGYSOUTH, INC.


                           SUBSIDIARIES OF REGISTRANT



                                                         Percent of Voting                       State of
           Subsidiary                                    Securities Owned                      Incorporation
           ----------                                    -----------------                     -------------
Mobile Gas Service Corporation                                 100%                               Alabama

MGS Storage Services, Inc.                                     100%                               Alabama

EnergySouth Services, Inc.                                     100%                               Alabama

MGS Marketing Services, Inc.                                   100%                               Alabama



                PARTNERSHIPS IN WHICH REGISTRANT OWNS AN INTEREST



           Partnership                                   Equity Ownership
           -----------                                   ----------------
Bay Gas Storage Company, Ltd.                                 90.9%

Southern Gas Transmission Co.                                   51%